LIVING 3D HOLDINGS, INC.

AND

HONG KONG CRYPROCURRENCY EXCHANGE LIMITED

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Living 3D Holdings, Inc. (the “Company”), a company incorporated in the State of Nevada, has issued 40,000,000 shares at par of $0.001 each to acquire the entire share capital of Hong Kong Cryptocurrency Exchange Limited (“HKCCEX”) on December 28, 2017. The acquisition of HKCCEX by the Company has been accounted for as business combination between entities under common control since the Company and HKCCEX are controlled by the same group of shareholders before and after the reorganization.

The following unaudited pro forma combined financial statements are based on our historical financial statements and HKCCEX’s historical financial statements as adjusted to give effect to the Company’s acquisition of HKCCEX. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2017 give effect to these transactions as if they had occurred on April 19, 2017, the inception date of HKCCEX. No unaudited pro forma combined statements of operation had been prepared for the twelve months ended December 31, 2016 as HKCCEX was not in existence during that period. The unaudited pro forma combined balance sheet as of September 30, 2017 gives effect to these transactions as if they had occurred on September 30, 2017.

The assumptions and estimates underlying the unaudited adjustments to the pro forma combined financial statements are described in the accompanying notes, which should be read together with the pro forma combined financial statements.

The unaudited pro forma combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2017, and quarterly report on Form 10-Q, filed with SEC on November 14, 2017.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2017

	Living 3D Holdings, Inc.	Hong Kong Cryptocurrency Exchange Limited	Pro-forma Adjustment	Notes	Pro-forma Combined
ASSETS
Current assets
Cash and cash equivalents	$320	$1,282	$-		$1,602
Accounts receivable	7,257	-	-		7,257
Total Current Assets	7,577	1,282	-		8,859
Website development costs	-	153,846	-		153,846
Property and equipment, net	2,490	-	-		2,490
TOTAL ASSETS	$10,067	$155,128	$-		$165,195
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Account payable	$5,128	$-	$-		$5,128
Accrued liabilities and other payables	163,307	5,500	-		168,807
Due to related parties	132,328	193,551	-		325,879
Total Current Liabilities	300,763	199,051	-		499,814
TOTAL LIABILITIES	$300,763	$199,051	$-		$499,814
SHAREHOLDERS’ DEFICIT
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	$-	$-	$-		$-
Common stock, $0.001 par value, 290,000,000 shares authorized, 30,697,043 shares issued and outstanding at September 30, 2017	30,697	-	40,000	A	70,697
Common stock, $0.1282 par value, 10,000 shares authorized, 10,000 shares issued and outstanding at September 30, 2017	-	1,282	(1,282)	B	-
Additional paid in capital	(30,497)	-	(38,718)	A&B	(69,215)
Accumulated deficit	(290,896)	(45,205)	-		(336,101)
TOTAL SHAREHOLDERS’ DEFICIT	(290,696)	(43,923)	-		(334,619)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$10,067	$155,128	$-		$165,195

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED SEPTEMBER 30, 2017

	Living 3D Holdings, Inc.	Hong Kong Cryptocurrency Exchange Limited	Pro-forma Adjustment	Notes	Pro-forma Combined
Revenue	$8,205	$-	$-		$8,205

Cost of revenue	5,128	-	-		5,128

Gross Profit	3,077	-	-		3,077

Operating Expenses
General and administrative expenses	54,166	45,205	-		99,371
Total Operating Expenses	54,166	45,205	-		99,371

Net Loss	$(51,089)	$(45,205)	$-		$(96,294)

Basic and Diluted Loss per Common Share	$(0.00)	$-	$-		$(0.00)
Weighted Average Common Share: Basic and Diluted	30,257,483	-	40,000,000	A	70,257,483

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

Notes to Unaudited Pro Forma Combined Financial Information

Note 1 — Basis of presentation

On December 4, 2017, the Company entered into a share acquisition and exchange agreement (the "Share Acquisition and Exchange") with HKCCEX, a company incorporated in the Hong Kong Special Administrative Region.  Under the Share Acquisition and Exchange, the Company issued an aggregate of 40,000,000 shares of its common stock at par value of $0.001 each to the sole shareholder of HKCCEX in exchange for all of the issued and outstanding stock of HKCCEX.  The Share Acquisition and Exchange was closed on December 28, 2017. As a result of the Share Acquisition and Exchange, HKCCEX became the Company’s wholly-owned subsidiary. The transaction was accounted for as a combination of businesses under common control. Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements for periods prior to the share acquisition and exchange agreement will be those of the Company and HKCCEX and will be recorded at the historical cost basis.

Note 2— Pro forma adjustments

A.To record the issuance of 40,000,000 shares at $0.001 each of the Company for the acquisition of HKCCEX.

B.To record the elimination of historical common stock of HKCCEX.